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                                                                   EXHIBIT 10.5




                        [AHL SERVICES, INC. LETTERHEAD]



April 1, 1999

Mr. Ronald F. Clarke
St. Ives Country Club
231 Southern Hills Drive
Duluth, GA  30097

Dear Ron:

On behalf of AHL Services, Inc., I am pleased to confirm our offer to you to join us as President and COO, U.S. Outsourcing Services. This position will report to the Co-Chief Executives. We are all convinced that our association with you will yield substantial mutually beneficial results.

The specific aspects of our offer are:

1. Salary. Base salary will be $325,000 per annum. This salary level will be performance reviewed at the end of 1999.

2. Bonus. Annual incentive target opportunity will be 50% of base salary. Awards will be made based on company financial performance, as well as your personal performance. For 1999, we will guarantee you a bonus of $100,000 (payable in early 2000).

3. Stock Option Grants. Upon your employment, we will propose to the Board an initial option grant of 250,000 shares, priced at the closing level of the grant date. Under our program, vesting takes place over four years (25% per annum) and the term of the grant is ten years. Based upon continued employment, we will propose additional grants as follows:

                    Additional Share Option Grants
                    ------------------------------

                    May 2000               100,000
                    May 2001               100,000
                    May 2002               100,000

         As I mentioned to you, our Stock Option Program does have a "change of control" provision.
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4.       Severance. Should you be terminated without cause, you will be provided a severance allowance equal to twelve months salary.

5.       Car Allowance. A car allowance of $600 per month will be provided.

6. Other Benefits. You will be eligible for other benefits currently provided to our senior managers in the United States.

7. "Non-compete" Agreement". As a condition of employment, we will require you to execute our standard Confidentiality, Non-Competition Agreement.

8. Call Center Opportunity. As discussed, we will authorize you to pursue the Call Center Opportunity that you outlined, provided we jointly agree that the base business is under control and growing; also, the business case must fit without the AHL strategy.

We are very excited about you joining our team.

Sincerely,


/s/ Edwin R. Mellett


Edwin R. Mellett
Vice Chairman & Co-CEO


ACCEPTED AND AGREED TO THIS ____ DAY OF MARCH, 1999.


/s/ Ronald F. Clarke


Ronald F. Clarke